UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 1, 2013

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, Suite 1100

Newport Beach, California 92660

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 798-6201

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Forbearance Agreement

On April 1, 2013, TNP Strategic Retail Trust, Inc. (the “Company”) and certain of its subsidiaries (the “Borrowers”) entered into a Forbearance Agreement, dated as of April 1, 2013 (the “Forbearance Agreement”), with KeyBank National Association, a national banking association (“KeyBank”), as administrative agent for itself and certain lenders designated therein (such lenders, together with KeyBank, the “Lenders”), to that certain Revolving Credit Agreement dated as of December 17, 2010, as amended (the “Credit Agreement”), in the maximum principal amount of $45,000,000 (as further evidenced by certain Revolving Credit Notes, as amended (the “Notes”), and other Loan Documents, as that term is defined in the Forbearance Agreement) (collectively, the “Credit Facility”). Capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meaning given to such terms in the Previous 8-Ks (as hereinafter defined).

Pursuant to the Forbearance Agreement, the Lenders have agreed, until the Forbearance Expiration Date (as hereinafter defined), to forbear from exercising their rights and remedies under the Credit Agreement with respect to (1) the failure by the Borrowers to pay to the Lenders the Willow Run Loan and the Visalia Loan within one hundred eighty (180) days after those loans were made, as required under the Credit Agreement; (2) the failure by the Borrowers to use the total proceeds received, directly or indirectly, by the Company, Borrowers, or OP (as hereinafter defined), or by an entity owned thereby, from or with respect to specified capital events (the “Net Proceeds”) to repay the amounts outstanding under the Tranche A loans so as to reduce the outstanding balance of the loans to be below the available amount under the Credit Facility as calculated pursuant to the Credit Agreement; and (3) the Company’s agreement to make a Restricted Payment for redemptions from certain investors during the existence of the existing events of default, as prohibited under the Credit Agreement (collectively, the “Existing Events of Default”).

The Lenders’ forbearance under the Forbearance Agreement will continue until the first to occur of (a) July 31, 2013; (b) a default or breach in any of the representations, warranties, covenants or conditions of the Forbearance Agreement; or (c) a default or event of default (other than the Existing Events of Default) as described in the Loan Documents occurs or becomes know to any Lender (the “Forbearance Expiration Date”).

The Forbearance Agreement further serves to amend the Credit Agreement, including but not limited to the following amendments:

•	As of April 1, 2013 (the “Forbearance Date”), the maximum aggregate amount of outstanding principal payable under the Tranche A Lender’s loans to Borrowers is $36,454,765.24 (the “Tranche A Commitments”). The Tranche A Commitments terminate on July 31, 2013, and Lenders have no further obligation to advance additional loans to Borrowers on or after the Forbearance Date.

Prior to the Forbearance Date, the Tranche A Commitments were to terminate on December 31, 2013, subject to extension to December 31, 2014 upon satisfaction of certain conditions; the Tranche A Commitments were $45,000,000; and Commitments from Lenders could be reduced or increased pursuant to the Credit Agreement.

•	The Company and the Borrowers are now required to apply one hundred percent (100%) of the Net Proceeds received by the Company, the Borrowers, or TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (“OP”), or any entity owned thereby, from specified capital events, to loans from Tranche A Lenders.

Formerly, this requirement was applicable only (a) when certain loan balance thresholds were exceeded or certain financial covenants were not satisfied, and only until such thresholds were no longer exceeded and such covenants were again satisfied, and (b) with respect to Net Proceeds of the sale or refinancing of a property, to repay the outstanding difference between a temporarily-increased Commitment amount of $60,000,000 and the prior Commitment amount of $45,000,000, and thereafter, if the property sold or refinanced was a mortgaged property under the Credit Agreement (a “Mortgaged Property”), to repay the loan advanced for such Mortgaged Property.

•	Borrowers may still obtain the release of any Mortgaged Property or portion thereof from the liens and security interests of the Loan Documents only upon satisfaction of certain specified conditions. However, such releases now also require KeyBank’s written consent as to the amount to be paid to Lenders in connection with such release.

•	The Forbearance Agreement amends the Credit Agreement to eliminate the exception under which, so long as no event of default existed, the Company was formerly permitted to make “Restricted Payments” (which included, but were not limited to, dividend or distribution payments with respect to any ownership interest in the Company, the Borrowers, or OP, or any payment for the purchase, redemption or acquisition of any ownership interest in OP or Borrower) to its equity holders, including in connection with existing redemption and dividend reinvestment plans. Thus, the Company is currently prohibited from making dividend or distribution payments to its equity owners, as well as any payment for the purchase, redemption or acquisition of any ownership interest in OP or Borrower to its equity holders, including in connection with existing redemption and dividend reinvestment plans, except with prior written consent of the Required Lenders.

•	The Forbearance Agreement amends the Credit Agreement to prohibit the Company, the Borrowers, and any entity that owns real property that satisfies certain approved property requirements and is approved by KeyBank (each such property, an “Approved Property”) from creating, incurring, assuming, guaranteeing, or being or remaining liable, contingently or otherwise, with respect to any indebtedness without the prior written consent of KeyBank, except (a) existing indebtedness (as reflected in the Forbearance Agreement), or (b) refinancings of such existing indebtedness that do not change specified terms listed in the Forbearance Agreement, or other material terms in a manner detrimental to the Borrowers, the guarantors under the Credit Agreement, KeyBank, or the Lenders.

This amendment serves to prohibit the Company, and its affiliates and subsidiaries, without prior written consent of KeyBank, from creating or incurring a wide range of indebtedness that was formerly permitted under the Credit Agreement, including but not limited to the following:

(a)	Indebtedness of the Company that is non-recourse, or whose recourse is only for contingent obligations (subject to a requirement that the aggregate of all recourse indebtedness of the Company and OP not exceed 15% of “Total Asset Value,” where “Total Asset Value” is the sum of (without duplication) (a) the aggregate value of all real property of the Company, including OP, Borrowers, and Borrowers’ subsidiaries, plus (b) the amount of any cash and cash equivalents plus the value of any marketable securities or other short-term investments approved by KeyBank, excluding tenant security and other restricted deposits of the Company, OP, Borrowers and Borrowers’ Subsidiaries (as adjusted, for any non-wholly owned real properties, for the Company’s, OP’s, Borrowers’, and Borrowers’ Subsidiaries’ pro rata ownership percentages).

(b)	Property-level debt of an entity that owns an Approved Property, provided such debt is limited to such entity;

(c)	Recourse indebtedness incurred by OP to the extent required by a tax protection agreement entered into in connection with an UPREIT transaction (subject to a requirement that the aggregate of all recourse Indebtedness of the Company and OP not exceed 15% of Total Asset Value); and

(d)	The assumption or incurrence, by subsidiaries of OP or the Borrowers, of certain indebtedness in the form of investments, loans, advances and acquisitions as permitted under Section 6.03 of Credit Agreement.

•	The Forbearance Agreement amends the definition of an “Event of Default” under the Credit Agreement to include a default by any Borrower, the Company, or OP, or by any subsidiary thereof, under any recourse or non-recourse indebtedness.

Formerly, the definition of “Event of Default” included only defaults by such parties with respect to recourse indebtedness in an aggregate amount equal to or greater than $20 million, and with respect to non-recourse indebtedness in an aggregate amount equal to or greater than $40 million. Thus, defaults under recourse or non-recourse indebtedness must no longer meet an applicable materiality standard in order to constitute an Event of Default for purposes of the Credit Agreement. Instead, any default under recourse or non-recourse indebtedness, in any amount, will constitute an Event of Default thereunder.

•	Formerly, a Default with respect to an individual Mortgaged Property did not constitute an event of default under the Credit Agreement, so long as within sixty (60) days after the occurrence of the default, the Borrower obtained a release of the Mortgaged Property pursuant to the Credit Agreement. The Forbearance Agreement amends the Credit Agreement to eliminate this exception.

Under the Forbearance Agreement, the Lenders’ forbearance is subject to certain conditions as described therein and in the Credit Agreement as amended thereby.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, in connection with the Forbearance Agreement, the Borrowers have also entered into an Agent’s Fee Letter (the “Fee Agreement”), pursuant to which the Borrowers agree to pay, pro rata to the Lenders, a forbearance fee which is payable as set forth in the Fee Agreement.

The foregoing description of the Forbearance Agreement and the Fee Agreement, including the foregoing descriptions of the amendments to the Credit Agreement contained in the Forbearance Agreement, are qualified in their entirety by reference to the Forbearance Agreement and Fee Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

The material terms of the Credit Agreement and other Loan Documents described in this Item 2.03, including the foregoing descriptions of the amendments to the Credit Agreement contained in the Forbearance Agreement, are qualified in their entirety by the agreements previously filed as Exhibits 10.1 through 10.15 to the Company's Current Report on Form 8-K filed on December 21, 2010, as those agreements have from time to time been amended by the agreements previously filed as Exhibit 10.8 to the Company's Current Report on Form 8-K filed on April 5, 2011, Exhibits 10.3 and 10.5 to the Company's Current Report on Form 8-K filed on May 26, 2011, Exhibit 10.8 to the Company's Current Report on Form 8-K filed on June 2, 2011, Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K filed on August 29, 2011, Exhibits 10.5 and 10.6 to the Company's Current Report on Form 8-K filed on September 28, 2011, Exhibits 10.8 and 10.9 to the Company's Current Report on Form 8-K filed on January 12, 2012, and Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K filed on May 18, 2012 (collectively, the “Previous 8-Ks”), which agreements are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Forbearance Agreement, dated as of April 1, 2013, among TNP SRT Secured Holdings, LLC and the affiliated entities named therein, and KeyBank National Association

10.2	Agent’s Fee Letter, dated as of April 1, 2013, among TNP SRT Secured Holdings, LLC and the affiliated entities named therein, and KeyBank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: April 8, 2013	By:	/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer